CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.29 to Registration Statement No. 333-123779 on Form N-1A of our report dated July 24, 2017, relating to the financial statements and financial highlights of FDP Series, Inc. (the “Corporation”), comprised of FDP BlackRock MFS Research International Fund, FDP BlackRock Janus Growth Fund, FDP BlackRock Invesco Value Fund and FDP BlackRock CoreAlpha Bond Fund (formerly FDP BlackRock Franklin Templeton Total Return Fund), appearing in the Annual Report on Form N-CSR for the Corporation for the year ended May 31, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
September 26, 2017